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                                                                    EXHIBIT 10.9





                             INLAND BARGE AGREEMENT

         THIS INLAND BARGE AGREEMENT (this "Agreement"), is made and entered into as of the ___ day of _________, 1996, by and between Trinity Marine Products, Inc., a _________ corporation ("Trinity"), and Halter Marine, Inc., a Nevada corporation ("Halter Marine").

                                  WITNESSETH:

That Trinity and Halter Marine, each in consideration of the agreements on the part of the other herein contained, hereby contract as follows:

ARTICLE 1 - SCOPE OF WORK

In accordance with, and subject to, the terms and conditions of this Agreement, Halter Marine shall furnish all labor, supervision, machinery, supplies, consumables, materials (excluding the Supplied Materials, as defined in Article
4), plant and facilities required to manufacture the number of barges (the "Barges") set forth in Exhibit 1 pursuant to the specifications (constituting both general arrangements and detailed drawings) set forth in Exhibit 1 (the "Specifications"). Halter Marine shall perform all work in accordance with good commercial practice.

From time to time during the term of this Agreement, Trinity may increase or decrease the quantity and type of Barges ordered pursuant to this Agreement. Any such change shall be evidenced by a written amendment to this Agreement duly signed by each party which equitably adjusts the price, delivery schedule or both. To the extent that it is necessary to decrease the number of Barges such that production manhours of Halter Marine will decline, Trinity shall give Halter Marine at least one hundred and eighty (180) days prior written notice of such anticipated decline.


ARTICLE 2 - PRICE

Trinity shall pay or cause to be paid to Halter Marine for the Barges completed in accordance with and subject to the terms of this Agreement, the fixed prices in United States Dollars identified in the Pricing Matrix set forth on Exhibit 2 to this Agreement (the "Price"). The Price is firm and does not include any sales taxes. If Halter Marine is required, after appropriate notice to Trinity, review and protest in which Trinity may participate, if applicable, to pay sales taxes on the basis of this Agreement, the sales tax so paid will be passed on to Trinity.


ARTICLE 3  - ALTERATIONS

Trinity shall have the right to request minor alterations, deductions from, or additions to the Specifications on giving due notice in writing to Halter Marine, and Halter Marine will comply with such requests and will be compensated by an equitable adjustment in price, delivery schedule or both.
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Any changes in this Agreement or the Specifications required by changes in any applicable laws, rules or regulations, or interpretations thereof, after the date of this Agreement shall be treated as alterations within the meaning of this Article, and in such event, and prior to implementation, an equitable adjustment based upon mutual agreement shall be made to the Price and the delivery schedule.

Payment for any such alteration shall be made upon acceptance of the related Barges as specified herein.


ARTICLE 4 - COMPLETION, INSPECTION, DELIVERY, ACCEPTANCE AND TITLE

A. Completion - The Barges shall be constructed by Halter Marine at its Gulfport, Mississippi shipyard, and shall be completed in accordance with this Agreement and the schedule set forth in Exhibit 3. Trinity shall furnish (1) the quantity and grade of steel for each Barge as set forth in Exhibit 3 and
(2) other specified materials of the types and in the quantities set forth in
Exhibit 3 (collectively, the "Supplied Materials") in accordance with the schedule set forth in Exhibit 3. Upon receipt of any such Supplied Materials, Halter Marine shall execute a bill of landing or other written document evidencing the receipt by Halter Marine of such quantity of Supplied Materials. Upon receipt, Halter Marine shall inspect such Supplied Materials and shall promptly notify Trinity in writing of any damage thereto. All Supplied Materials shall remain the exclusive property of Trinity, and Halter Marine shall keep all separate and apart from Halter Marine's other materials. If any Barge with respect to which any Supplied Materials have been furnished is not manufactured for any reason, such Supplied Materials will be returned to Trinity, but Trinity will bear all costs and expenses of transportation of such Barge from Halter Marine's facility.

B. Inspection - Halter Marine shall give Trinity, or its designated agent, full opportunity to inspect the Barges during construction at Halter Marine's plant during normal operating hours or at such other time as may be mutually agreed. Upon completion of each Barge, Trinity may arrange to conduct a final inspection at Halter Marine's plant. If requested by Halter Marine, Trinity shall execute an Acceptance Certificate, the form of which is attached to this Agreement as Exhibit 4, covering all Barges found to be completed in accordance with the Specifications, and Trinity shall deliver the executed Acceptance Certificates to Halter Marine.

C. Delivery - The time of delivery of any Barge is the physical movement of such Barge from Halter Marine's plant by truck, rail, or water transportation and is conditioned upon Halter Marine's not encountering delays due to strikes, fires, accidents or any causes or contingencies beyond Halter Marine's control. Delay in delivery of any Barge that is due to a strike, fire, accident or cause beyond Halter Marine's control shall not constitute a default under this Agreement. Trinity shall bear all costs and expenses of transportation of each Barge from Halter Marine's facility.

D. Acceptance and Terms of Payment - Halter Marine shall deliver each Barge to Trinity FOB Halter Marine's plant. Trinity agrees to accept delivery of each Barge as it is completed and





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delivered to Trinity in accordance with the delivery schedule set forth in
Exhibit 2. It is anticipated that Halter Marine may complete Barges in advance of Trinity's need for delivery of such Barges. Accordingly, Halter Marine agrees to store such Barges at its plant for a reasonable period of time not to exceed seven (7) days following the receipt by Trinity of notice of completion (provided that Trinity shall not be required to remove any Barge from Halter Marine's facility prior to the time for delivery of such Barge described in the delivery schedule set forth in Exhibit 2). Trinity shall pay the full amount of the Price of each item of the Barge following delivery and within fourteen
(14) days after presentation by Halter Marine of an invoice, accompanied by an inspection or acceptance certificate (if any) and/or bill of lading showing delivery of such Barges.

E. Title and Risk of Loss - Halter Marine shall bear all risks of physical loss of each Barge while such Barge is at Halter Marine's plant (including any stored Barge) until delivery of the Barge to Trinity, except that Halter Marine shall not be responsible for any loss or damages with respect to any Barge caused by Trinity's employees, agents, subcontractors or representatives.


ARTICLE 5 - HALTER MARINE LIMITED WARRANTY

Halter Marine agrees to build the Barges in accordance with the applicable Specifications, and warrants that each Barge will be free of defects in material and workmanship; provided, that Halter Marine's obligation under this warranty shall be limited to repairing or replacing, at Halter Marine's facility or at a facility jointly selected by Halter Marine and Trinity, any part or parts of any Barge which shall, within the period negotiated by Trinity to its customer (such period not to exceed thirteen (13) months, after delivery of any such Barge by Trinity to its customer) be disclosed by Halter Marine's and Trinity's examination to have been defective.

THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR THAT ANY BARGE IS FIT FOR ANY PARTICULAR PURPOSE OR USE, AND SPECIFICALLY IN LIEU OF ALL INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGE.


ARTICLE 6 - INSURANCE

Halter Marine shall carry insurance, at its expense, with reliable insurance companies or through Halter Marine's approved self-insurance program and cause certificates of insurance to be issued to Trinity in the following amounts: (i) Worker's Compensation in compliance with the statutory requirements of the State of Mississippi with Longshore & Harbor Workers' Compensation Act coverage endorsement and Employer's Liability Insurance in the amount of at least One Million Dollars ($1,000,000) with; (ii) Auto liability (including bodily injury and physical damage) and Comprehensive General Liability Insurance (including contractual liability), with combined single limits for bodily injury and property damage liability of at least Five Million Dollars ($5,000,000).





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Certificates of insurance issued to Trinity shall contain notification provisions whereby the insurance company agrees to give thirty (30) days notice to Trinity of any change or cancellation of said policy. Halter Marine hereby waives any and all rights of recovery, claims, actions or causes of action, against Trinity, its agents, representatives, servants, partners, shareholders, directors, officers or employees, for any loss or damage that may occur to any Barge due to Halter Marine's fault and which is insured against under the terms of any insurance policies.


ARTICLE 7 - INDEMNIFICATION

A.       Claims for Alleged Infringement of Patents

Trinity will protect, defend and hold Halter Marine harmless from all claims, expenses, loss or damage resulting from actual infringement of patents of third persons that result from Halter Marine's compliance with Trinity's specifications.

B.       Other Claims

Halter Marine hereby indemnifies and agrees to defend and hold harmless Trinity, its affiliated corporations, and the agents, employees and representatives of Trinity and its affiliated corporations from and against any liability with respect to third parties, including against any claim, demand, loss, damage, cost and expense, including reasonable attorney's fees and litigation costs, relating to any claim of injury or damage of any kind, which occurs before delivery of a Barge to Trinity by Halter Marine asserted to be caused by, resulting from or attributable to the negligence of Halter Marine and relating in any way to such Barge. Where any such injury or damage arises out of or results from the joint or concurrent negligent acts or omissions or the willful misconduct of Trinity and Halter Marine, Halter Marine's duty of indemnification shall be in proportion to its share of such joint or concurrent negligence, omission, or willful misconduct.

Trinity agrees to indemnify, defend and hold harmless Halter Marine, its affiliated companies, agents, employees and representatives from and against any claim, demand, liability, loss, damage, cost and expense, including reasonable attorney fees and litigation costs, which arise from or relate to any claim by a third party or employee, agent or representative of Trinity caused by, resulting from or related to the negligence or other misconduct of Trinity. Where any such claim arises out of or results from the joint or concurrent negligent acts, omissions or willful misconduct of Halter Marine and Trinity, Trinity's duty of indemnification shall be in proportion to its share of such joint or concurrent negligence, omission or willful misconduct.

In case of any claim for indemnification, Halter Marine shall undertake to conduct any proceedings which Halter Marine deems necessary to defend Trinity in respect of such matter. Trinity shall have the right to participate in those proceedings, at its own expense, but control of the defense, the litigation, the negotiation, and any settlement shall remain with Halter Marine. This indemnity shall be void if Trinity fails to provide reasonable cooperation in connection with any such defense or





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shall take any action without the prior written consent of Halter Marine that materially prejudices the defense of any such matter in any way. Notwithstanding the foregoing, Trinity shall have the right at all times to take over and assume the control of the defense, the litigation, the negotiation and any settlement upon written notice to Halter Marine, but upon doing so, the amount of Halter Marine's indemnity shall be limited to the amount which Halter Marine has prior to such time offered in settlement of such matter.


ARTICLE 8 - DEFAULT AND TERMINATION

If either party hereto shall be adjudicated a bankrupt or an order appointing a receiver of it or of the major part of its property shall be made, or an order shall be made approving a petition or answer seeking its reorganization under the Federal Bankruptcy Act, as amended, or either party should institute proceedings in bankruptcy (or shall have instituted against it an involuntary bankruptcy proceeding and such proceeding is not dismissed within 60 days of such filing) or apply for or consent to the appointment of a receiver of itself or of its property, or shall make an assignment for the benefit of its creditors, or shall submit in writing its inability to pay its debts generally as they become due, for the purpose of seeking a reorganization under the Federal bankruptcy laws or otherwise, then in any one or more of such events, the other party to this Agreement shall have the option forthwith to terminate this Agreement to all intents and for all purposed, by giving written notice of its intentions to do so. Any termination of this Agreement made pursuant to the provisions of this paragraph shall not relieve the party receiving such notice from any accrued obligations hereunder due and owing at the date of such terminations.


ARTICLE 9 - EFFECT OF WAIVER

No waiver by either party hereto of any default by the other in the strict and literal performance of or compliance with the provision, condition, or requirement herein shall be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition, or requirement herein, nor to be a waiver of, or in any manner release such other from, strict compliance with any provision, condition, or requirement in the future.



ARTICLE 10 - TRINITY TRADE SECRETS

In connection with the performance by Halter Marine of its obligations to construct Barges pursuant to this Agreement, Halter Marine acknowledges that Trinity may deliver or impart to Halter Marine, its directors, officers, agents, employees or affiliates information proprietary to, used by or in the possession of Trinity and not generally known in the industry, including, without limitation, trade secrets which relate to the business, products or work of Trinity or its affiliates, including, without limitation, trade secrets relating to such matters in relation to Trinity's construction of barges as





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welding, jigs, fit-ups, handling, procedures, methods, know-how, techniques, devices, formulas, designs, processes and other similar information and materials, and (ii) of a business or commercial nature, such as information or compilation of data about costs, pricing, profits, compensation, sales, product plans, markets, marketing plans and strategies, Barges and operational requirements, operating policies or plans, finances, financial records, methods of operation and competition, management organization, customers and suppliers, and other similar information and materials of Trinity (collectively, "Trinity Trade Secrets"). The parties acknowledge that the Trinity Trade Secrets derive independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from the disclosure or use thereof. Halter Marine agrees that it will not, and that its directors, officers, agents, employees and affiliates will not, directly or indirectly, (A) disclose any of the Trinity Trade Secrets to any person or entity (other than Halter Marine's directors, officers, agents and employees on a need- to-know basis in connection with the performance of Halter Marine's obligations under this Agreement, or (B) use any of the Trinity Trade Secrets for any purpose other than the performance of Halter Marine's obligations under this Agreement. Halter Marine agrees to advise its directors, officers, agents, employees or affiliates to which Trinity Trade Secrets are disclosed of the confidential nature of such information and to remind them of their obligations with respect thereto. Halter Marine agrees to maintain physical security of the buildings, shipyard and Barges used to construct Barges, and shall, at reasonable times during usual business hours and upon at least 48 hours' prior written notice from Trinity, allow Trinity to review all security procedures in effect or implemented by Halter Marine with respect hereto.


ARTICLE 11 - INJUNCTIVE RELIEF

The parties hereto acknowledge that the breach of the provisions set forth in
Article 10 hereof by Halter Marine cannot readily or adequately be compensated for in damages and that the breach thereof may cause Trinity irreparable injury. Therefore, Trinity shall be entitled (without any requirement of posting of a bond or other security), in addition to all other rights or remedies that it may have, in law or at equity, to injunctive and other equitable relief to prevent any violation of such provisions.


ARTICLE 12 - NOTICES

Any notice required or permitted to be given to either party hereto by or under the provisions of this Agreement shall be deemed properly given when mailed by certified mail, return receipt requested, postage thereon fully prepaid, addressed in the case of Trinity to:





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                 Trinity Marine Group, Inc.
                 2525 Stemmons Freeway
                 Dallas, Texas  75207
                 Attention:  Mr. F. Dean Phelps, Vice President
                 Telephone:  214/689-0592
                 Facsimile:  214/589-8824

and in the case of Halter Marine to:

                 Halter Marine, Inc.
                 13085 Industrial Seaway
                 Gulfport, Mississippi  39503
                 Attention:  Mr. John Dane III
                 Telephone:  601/896-0029
                 Facsimile:  601/897-4803

All such notices shall be deemed given when so mailed. Notice shall also be deemed to be properly given when sent by telefax to the numbers identified above.


ARTICLE 13 - LOST OR DAMAGED MATERIAL

In the event any material provided by Trinity is lost or damaged after receipt by Halter Marine, Halter Marine agrees to replace the material in a timely manner after identification by Halter Marine of the lost or damaged item. Where possible, Trinity agrees to make such materials available to Halter Marine for its purchase at cost.


ARTICLE 14 - SCRAP

The parties agree that any scrap resulting from production cannot be readily segregated, nor separately processed in an economic manner by Halter Marine. Accordingly, scrap resulting from this Agreement will become the property of Halter Marine.


ARTICLE 15 - SHIPPING ACT OF 1916

Trinity warrants that it is a citizen of the United States within the meaning of the Shipping Act of 1916, as amended (46 U.S. Code 801 et seq.), and that it is qualified to enter into this Agreement and to take title to the Barges to be constructed hereunder and that the provisions of said Shipping Act of 1916, as amended, imposing restrictions upon transfers to persons not citizens of the United States and any proclamations, orders or regulations thereunder, are inapplicable.





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ARTICLE 16 - MERGER, INTEGRATION AND ALTERATION OF TERMS AND CONDITIONS

All negotiations are deemed to be merged, incorporated and integrated into this Agreement.

No terms and conditions other than the terms and conditions set forth in this Agreement shall be binding upon Halter Marine or Trinity unless agreed to in writing by an authorized officer of the party against whom the term or condition is to be enforced.

No waiver, alteration, addition or modification of any of the provisions of this Agreement (i) shall be effective against Halter Marine unless made in writing and signed by a duly authorized representative of Halter Marine, or
(ii) shall be effective against Trinity unless made in writing and signed by a duly authorized representative of Trinity.

Requests for changes to the terms and conditions set forth in this Agreement and any other notice that the parties may give to each other for any reason shall be made in writing at the address set forth in this Agreement.


ARTICLE 17 - APPLICABLE LAWS

This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Texas.


ARTICLE 18 - SEVERABILITY

The clauses of this Agreement are severable. In the event that a court of competent jurisdiction declares any clause or clauses of the document to be null and void for any reason, the remaining clauses shall continue in full force and effect.


ARTICLE 19 - ASSIGNMENT

Any assignment by Trinity of any of its rights or obligations under this Agreement shall not be binding on Halter Marine unless consented to in writing by Halter Marine's, which consent shall not be unreasonably withheld. Any assignment by Halter Marine of any of its rights or obligations under this Agreement shall not be binding on Trinity unless consented to in writing by Trinity, which consent shall not be unreasonably withheld.





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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                                        Trinity Marine Products, Inc.





                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------






                                        Halter Marine, Inc.





                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------






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                                                                       EXHIBIT 1

                           BARGES AND SPECIFICATIONS

                                   [TO COME]





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                                                                       EXHIBIT 2

                                     PRICES

                                   [TO COME]





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                                                                       EXHIBIT 3

                               DELIVERY SCHEDULE

                                   [TO COME]





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                                                                       EXHIBIT 4

                           ACCEPTANCE CERTIFICATE

The undersigned, being a duly authorized inspector and representative of Trinity, hereby certifies that the barge(s) or barge component(s) (the "Barge(s)") built by Halter Marine set forth below has been inspected, approved, delivered, received and accepted on behalf of Trinity or its assigns and found to be in apparent good order and condition and in apparent conformance with applicable specifications and drawings. The execution of this Certificate of Acceptance shall not relieve Halter Marine of its duty or decrease its responsibility to produce and deliver the Barge(s) in accordance with the terms, including warranties, contained in the Inland Barge Agreement dated ________ ___, 1996 executed by and between Trinity and Halter Marine.

Date           Barge Description                     Quantity        Numbers
- ----           -----------------                     --------        -------










IN WITNESS WHEREOF, Trinity has caused this instrument to be signed at Halter Marine's plant by its duly authorized inspector and representative.




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